UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 8, 2019

Commission File Number 001-33078

ARCHROCK PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	22-3935108
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

9807 Katy Freeway, Suite 100, Houston, TX 77024

(Address of principal executive offices, zip code)

(281) 836-8000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 8, 2019 (the “Amendment No. 2 Effective Date”), Archrock Partners, L.P. (“we” or “us”), Archrock Partners Operating LLC and Archrock Services, L.P. (collectively, the “Borrowers”), and certain of our other subsidiaries and affiliates (the “Archrock Parties”) entered into an Amendment No. 2 to Credit Agreement (“Amendment No. 2”), which amends that certain Credit Agreement, dated as of March 30, 2017 (as amended, the “Credit Agreement”), among us, the Borrowers, the Archrock Parties, JPMorgan Chase Bank, N.A., as administrative agent for the lenders thereunder (in such capacity, the “Administrative Agent”), and the lenders party thereto.

Pursuant to Amendment No. 2, on the Amendment No. 2 Effective Date, among other things, we (a) extended the scheduled maturity date of the revolving credit facility under the Credit Agreement from March 30, 2022 to November 8, 2024 (or June 3, 2022, if any portion of the 2014 Notes (as defined in Amendment No. 2) remains outstanding at such date and either (x) has not been repaid as of such date or (y) has not been refinanced) and (b) changed the applicable margin for borrowings under the revolving credit facility such that (i) the applicable margin for Eurodollar Loans (as defined in the Credit Agreement) ranges from 2.00% to 2.75% and (ii) the applicable margin for ABR Loans (as defined in the Credit Agreement) ranges from 1.00% to 1.75%, in each case determined based on a total leverage ratio pricing grid.

The foregoing summary of Amendment No. 2 does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 2, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Amendment No. 2 has been filed to provide investors with information regarding its terms. The agreement is not intended to provide any other information about us or our business or operations. In particular, the representations, warranties, and covenants contained in the agreement were made only for purposes of such agreement and, in certain circumstances, as of specific dates, and were solely for the benefit of the parties to the agreement. The assertions embodied in any representations, warranties, and covenants contained in the agreement may be subject to qualifications with respect to knowledge and materiality different from those applicable to investors and may be qualified by information in confidential disclosure schedules not included with the exhibits. These disclosure schedules may contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the agreement. Moreover, certain representations, warranties, and covenants in the agreement may have been used for the purpose of allocating risk between parties, rather than establishing matters as facts. In addition, information concerning the subject matter of the representations, warranties and covenants may have changed after the date of the agreement, which subsequent information may or may not be fully reflected in our public disclosures. Accordingly, investors should not rely on the representations, warranties and covenants in the agreement as characterizations of the actual state of facts about us or our business or operations on the date hereof.

Exhibit No.	Description
10.1*	Amendment No. 2 to Credit Agreement, dated as of November 8, 2019, by and among Archrock Partners, L.P., Archrock Partners Operating LLC, Archrock Services, L.P., the other Loan Parties thereto, the Lenders thereto, and JPMorgan Chase Bank, N.A., as the Administrative Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* The exhibit to this agreement has been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of the omitted exhibit will be furnished to the Securities and Exchange Commission on request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHROCK PARTNERS, L.P.

By: Archrock General Partner, L.P., its general partner

By: Archrock GP LLC, its general partner

/s/ Stephanie C. Hildebrandt
Stephanie C. Hildebrandt
Senior Vice President and General Counsel

November 12, 2019

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